Exhibit 4.4
EXECUTION COPY
AMENDMENT NO. 1 TO SERIES 2013-VF1 INDENTURE SUPPLEMENT
Amendment No. 1 to the Series 2013-VF1 Indenture Supplement, dated as of June 5, 2014 (this “Amendment”), among NATIONSTAR MORTGAGE ADVANCE RECEIVABLES TRUST, as issuer (the “Issuer”), THE BANK OF NEW YORK MELLON (“BNY Mellon”), as trustee (in such capacity, the “Indenture Trustee”), NATIONSTAR MORTGAGE LLC, as administrator on behalf of the Issuer (in such capacity, the “Administrator”) and as servicer under the Designated Servicing Agreements (in such capacity, the “Servicer”), and CREDIT SUISSE AG, NEW YORK BRANCH, as administrative agent (in such capacity, the “Administrative Agent”), and consented to by WELLS FARGO BANK, N.A., as derivative counterparty (the “Derivative Counterparty”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as committed purchaser of the Series 2013-VF1 Variable Funding Notes (in such capacity, the “Committed Purchaser”), and ALPINE SECURITIZATION CORP., as conduit purchaser of the Series 2013-VF1 Variable Funding Notes (in such capacity, the “Conduit Purchaser” and together with the Committed Purchaser, collectively the “Purchasers”).
RECITALS
The Issuer, the Indenture Trustee, BNY Mellon, as calculation agent (in such capacity, the “Calculation Agent”), as paying agent (in such capacity, the “Paying Agent”) and as securities intermediary (in such capacity, the “Securities Intermediary”), the Servicer, the Administrator, the Administrative Agent, Wells Fargo Securities, LLC, as administrative agent, and The Royal Bank of Scotland plc, as administrative agent, are parties to that certain Indenture, dated as of June 7, 2013 (as amended by Amendment No. 1 to Indenture, dated as of April 22, 2014, the “Existing Base Indenture”), as modified by that certain Series 2013-VF1 Indenture Supplement, dated as of June 7, 2013 (the “Existing Indenture Supplement” and together with the Existing Base Indenture, the “Existing Indenture”), among the Issuer, the Indenture Trustee, Calculation Agent, Paying Agent, Securities Intermediary, the Administrator, the Servicer and the Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Indenture.
The Issuer, the Indenture Trustee, the Servicer, the Administrator, the Administrative Agent, the Derivative Counterparty and the Purchasers have agreed, subject to the terms and conditions of this Amendment, that the Existing Indenture Supplement be amended as set forth herein.
Pursuant to Section 12.2 of the Existing Base Indenture, any Indenture Supplement may be amended, supplemented or otherwise modified with the consent of each of the Noteholders of the Notes of the related Series. Pursuant to Section 13(b) of the Existing Indenture Supplement, no supplement, amendment or indenture supplement entered into with respect to the issuance of a new Series of Notes or pursuant to the terms and provisions of Section 12.2 of the Existing Base Indenture may, without the consent of 100% of the Series 2013-VF1 Variable Funding Notes, supplement, amend or revise any term or provision of the Existing Indenture Supplement. Pursuant to Section 13(c) of the Existing Indenture Supplement, no amendment to the Existing Indenture Supplement shall be effective without the consent of the Derivative Counterparty.
Additionally, pursuant to Section 12.3 of the Existing Base Indenture, the Indenture Trustee is entitled to an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Existing Base Indenture and that all conditions precedent thereto have been satisfied (the “Authorization Opinion”).
The Note Rating Agency has been provided notice of the amendments contemplated hereby on or prior to the date hereof (such notice, the “Rating Agency Notice”).
The Series 2013-VF1 Class E-T1 Term Notes and the Class F-T1 Term Notes issued pursuant to the Existing Indenture Supplement have been redeemed prior to the date hereof and are no longer Outstanding.
The Purchasers hold 100% of the beneficial interests in the Series 2013-VF1 Variable Funding Notes and therefore are Noteholders of all of the Series 2013-VF1 Notes.
Accordingly, the Issuer, the Indenture Trustee, the Servicer, the Administrator, the Administrative Agent, the Purchasers and the Derivative Counterparty hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Indenture Supplement is hereby amended as follows:

SECTION 1.     Amendments. Effective as of the Amendment Effective Date (as defined below):

1.1    Section 2 of the Existing Indenture Supplement shall be amended by deleting the definitions of “Derivative Agreement”, “Expected Repayment Date”, “Fee Letter”, “Margin” and “Senior Margin” in their entirety and replacing them with the following:

“Derivative Agreement” means, collectively, (i) the ISDA Master Agreement, the schedule thereto, and the credit support annex thereto, each dated as of June 7, 2013 between the Derivative Counterparty and the Issuer, (ii) the related confirmation (reference number 9860947 (Internal Reference 13016805)), dated April 28, 2014, between the Derivative Counterparty and the Issuer and (iii) any replacement therefor in accordance with such agreements and the terms thereof.

“Expected Repayment Date” means for each Class of the Series 2013-VF1 Notes, June 30, 2015, as such date may be extended from time to time pursuant to Section 7 hereof.
“Fee Letter” means that certain Fee Letter Agreement, dated the date hereof, among the Administrative Agent, as the sole lead arranger with respect to the Series 2013-VF1 Notes, the Administrator, the Servicer and the Issuer, as may be amended, restated, supplemented or otherwise modified from time to time.

“Margin” means, for each applicable Class of the Series 2013-VF1 Notes, the per annum rate set forth or determined as described below:

(i)Class A-VF1: 1.375%;

(ii)Class B-VF1: 1.900%;

(iii)Class C-VF1: 2.00%; and

(iv)Class D-VF1: 2.50%.

“Senior Margin” means, for each applicable Class of the Series 2013-VF1 Notes, the per annum rate set forth or determined as described below:

(i)Class A-VF1: 1.375%;

(ii)Class B-VF1: 1.900%;

(iii)Class C-VF1: 2.00%; and

(iv)Class D-VF1: 2.50%.

1.2    Clause (a)(1) of Section 9 of the Existing Indenture Supplement shall be amended by deleting such clause in its entirety and replacing it as follows:
(1)    shall subject such Noteholder to any tax of any kind whatsoever with respect to its Series 2013-VF1 Variable Funding Note (excluding income taxes, branch profits taxes, franchise taxes or similar taxes imposed on such Noteholder as a result of any present or former connection between such Noteholder and the United States, other than any such connection arising solely from such Noteholder having executed, delivered or performed its obligations or received a payment under, or enforced, this Indenture Supplement or any U.S. federal withholding taxes imposed under Code sections 1471 through 1474 as of the Issuance Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any regulations or official interpretations thereunder and any agreements entered into under section 1471(b) of the Code) or change the basis of taxation of payments to such Noteholder in respect thereof; shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of such Noteholder which is not otherwise included in the determination of the Note Interest Rate hereunder; or

1.3    Exhibit A of the Existing Indenture Supplement shall be amended by deleting such exhibit in its entirety and replacing it with the Exhibit A attached hereto.

SECTION 2.    Noteholder Consent. Each of the Purchasers hereby confirms that (i) together they are sole Noteholders of all Outstanding Notes with respect to the Series 2013-VF1 Notes with the right to instruct the Indenture Trustee, (ii) it is authorized to deliver this Amendment, such power has not been granted or assigned to any other person and the Indenture Trustee may rely upon such certification, (iii) it acknowledges and agrees that the amendments effected by this Amendment shall become effective on the Amendment Effective Date and (iv) its consent to this Amendment shall constitute an “Act” by it as described in Section 1.5 of the Base Indenture.

SECTION 3.    Conditions to Effectiveness of the Amendment. This Amendment shall become effective on the date hereof (the “Amendment Effective Date”) subject to the satisfaction of the following conditions precedent:

3.1    the execution and delivery of this Amendment by all parties hereto;

3.2    the delivery of an Issuer Tax Opinion with respect to this Amendment;
3.3    the delivery of the Rating Agency Notice;
3.4    the delivery to the Administrative Agent and the Purchasers of an opinion of counsel addressing security interest matters with respect to the Receivables, including continuation of perfection and priority of such security interest; and
3.5    the delivery of the Authorization Opinion.
SECTION 4. Representations and Warranties.  The Issuer hereby represents and warrants to the Indenture Trustee, the Administrative Agent and the Purchasers that it is in compliance with all the terms and provisions set forth in the Existing Indenture on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 9.1 of the Existing Base Indenture.

SECTION 5.    Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Indenture shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment.

SECTION 6.    Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 7.    Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 8. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.
NATIONSTAR MORTGAGE ADVANCE RECEIVABLES TRUST, as Issuer
By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee
By: /s/ Erwin M. Soriano____________________ Name: Erwin M. Soriano Title: Vice President

Signature Page to Amendment No. 1 to Series 2013-VF1 Indenture Supplement

THE BANK OF NEW YORK MELLON, as Indenture Trustee and not in its individual capacity
By: /s/ Glenn E. Mitchell Name: Glenn E. Mitchell Title: Vice President

Signature Page to Amendment No. 1 to Series 2013-VF1 Indenture Supplement

NATIONSTAR MORTGAGE LLC, as Administrator and as Servicer
By: /s/ Ellen Coleman Name: Ellen Coleman Title: EVP

Signature Page to Amendment No. 1 to Series 2013-VF1 Indenture Supplement

CREDIT SUISSE AG, NEW YORK BRANCH, as Administrative Agent
By: /s/ Oliver Nisenson Name: Oliver Nisenson Title: Director
By: /s/ Jason Muncy Name: Jason Muncy Title: Director

Signature Page to Amendment No. 1 to Series 2013-VF1 Indenture Supplement

Consented to by:

WELLS FARGO BANK, N.A., as Derivative Counterparty
By: /s/ Joe Hunter Name: Joe Hunter Title: Authorized Signatory

Signature Page to Amendment No. 1 to Series 2013-VF1 Indenture Supplement

Consented to by:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Committed Purchaser of the Series 2013-VF1 Variable Funding Notes
By: /s/ Oliver Nisenson Name: Oliver Nisenson Title: Authorized Signatory
By: /s/ Jason Muncy Name: Jason Muncy Title: Authorized Signatory

Signature Page to Amendment No. 1 to Series 2013-VF1 Indenture Supplement

Consented to by:

ALPINE SECURITIZATION CORP., as Conduit Purchaser of the Series 2013-VF1 Variable Funding Notes

By: CREDIT SUISSE AG, NEW YORK
     BRANCH, as its attorney-in-fact

By: /s/ Oliver Nisenson Name: Oliver Nisenson Title: Director
By: /s/ Jason Muncy Name: Jason Muncy Title: Director

Signature Page to Amendment No. 1 to Series 2013-VF1 Indenture Supplement

Exhibit A

Period1*	Maximum Termination Payment
1	$2,482,920
2	2,381,940
3	2,292,283
4	2,217,848
5	2,158,262
6	2,109,628
7	2,071,018
8	2,040,019
9	2,012,361
10	1,987,858
11	1,967,996
12	1,952,961
13	1,942,751
14	1,871,286
15	1,803,718
16	1,739,306
17	1,678,421
18	1,621,063
19	1,565,933
20	1,514,514
21	1,466,994
22	1,422,259
23	1,381,978
24	1,346,153
25	1,314,225
26	1,285,639
27	1,260,023
28	1,236,448
29	1,214,916
30	1,195,239
31	1,177,234

32	1,161,456
33	1,147,905
34	1,136,025
35	1,126,929
36	1,120,804
37	1,117,648
38	1,051,751
39	987,896
40	925,898
41	865,384
42	805,984
43	747,883
44	691,268
45	636,137
46	582,120
47	531,073
48	482,439
49	436,404
50	392,226
51	349,718
52	308,880
53	269,342
54	230,732
55	193,050
56	156,853
57	121,956
58	88,358
59	56,616
60	27,101

_______________________________________________________

1* The Advance Collection Period preceding the related Payment Date or, in the case of an Interim Payment Date, the Advance Collection Period in which the Interim Payment Date occurs. The reference to “1” above is a reference to the Advance Collection Period in which the Closing Date occurred.